EXHIBIT 11

                     COMPUTATION OF NET EARNINGS PER SHARE
                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                (Dollars in Thousands Except Per Share Amounts)

                                             Year Ended July 31
                                      1995         1994           1993
Primary
Average shares outstanding         26,365,316    27,026,291    27,582,628

Effect of stock options based
  on the treasury stock method
  using average market price          301,204       260,338       233,866
                    Total          26,666,520    27,286,629    27,816,494
Earnings before accounting
  change                          $    38,536   $    31,949   $    28,214
Cumulative effect of accounting
  change                                 --           2,206          --
Net Earnings                      $    38,536   $    34,155   $    28,214

Earnings Per Share:
Earnings before accounting        $      1.45   $      1.17   $      1.01
  change
Cumulative effect of accounting
  change                                 --             .08          --
Net Earnings Per Share            $      1.45   $      1.25   $      1.01
Fully Diluted
Average shares outstanding         26,365,316    27,026,291    27,582,628
Effect of stock options based
  on the treasury stock method
  using average market price
  during the year or ending
  market price, whichever is
  higher                              321,108       287,074       270,834
                    Total          26,686,424    27,313,365    27,853,462
Earnings before accounting
  change                          $    38,536   $    31,949   $    28,214
Cumulative effect of accounting
  change                                 --           2,206          --
Net Earnings                      $    38,536   $    34,155   $    28,214

Earnings Per Share:
Earnings before accounting
  change                          $      1.44   $      1.17   $      1.01
Cumulative effect of accounting
  change                                 --             .08          --
Net Earnings Per Share            $      1.44   $      1.25   $      1.01

All share and per share amounts have been adjusted for all stock splits.